UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AOL Inc.

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ANDREW SAMPLE
1234 AMERICA DRIVE
ANYWHERE, IL 60661

IMPORTANT ANNUAL STOCKHOLDERS' MEETING INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the AOL Inc. Stockholder Meeting to be Held on April 29, 2010

Under United States Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/AOL

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/AOL** to view the materials.

Step 2: Click on **Cast Your Vote or Request Materials**.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 19, 2010 to facilitate timely delivery.

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Stockholder Meeting Notice

AOL Inc.’s Annual Meeting of Stockholders will be held on April 29, 2010 at the JW Marriott Hotel, 900 W. Olympic Blvd., Los Angeles, CA 90015, at 9:00 a.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors: 01 - Tim Armstrong, 02 - Richard Dalzell, 03 - Karen Dykstra, 04 - William Hambrecht, 05 - Susan Lyne,

06 - Patricia Mitchell, 07 - Michael Powell, 08 - Fredric Reynolds, 09 - James Stengel, 10 - James Wiatt

2. Ratification of appointment of Ernst & Young LLP as our independent auditors for 2010.

3. Approval of Amended and Restated AOL Inc. 2010 Stock Incentive Plan.

4. Approval of Amended and Restated AOL Inc. Annual Incentive Plan for Executive Officers.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

You may obtain directions to the AOL Inc. Annual Meeting of Stockholders by contacting our Corporate Secretary via e-mail at corporatesecretary@corp.aol.com, via phone at (212) 652-6450, via fax at (703) 466-9813 or via mail at 770 Broadway, New York, NY 10003. To obtain admission to the AOL Inc. Annual Meeting of Stockholders, you must register by e-mailing corporatesecretary@corp.aol.com, by calling (212) 652-6450 or by faxing (703) 466-9813. You may bring one immediate family member as a guest. Please register by April 20, 2010. Please include the following information in your e-mail, voicemail or fax: your name and mailing address; whether you need special assistance at the meeting; the name and age of your immediate family member guest, if one will accompany you; and evidence of your stock ownership as of March 4, 2010.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/AOL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. E-mail – Send e-mail to investorvote@computershare.com with “Proxy Materials AOL Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2010.

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